Exhibit 99.1

PRESS RELEASE

For further information, contact:

David W. Pijor, Chairman and Chief Executive Officer

Phone: (703) 436-3802

Email: dpijor@fvcbank.com

Patricia A. Ferrick, President

Phone: (703) 436-3822

Email: pferrick@fvcbank.com

FOR IMMEDIATE RELEASE — October 18, 2018

FVCBankcorp, Inc. Announces 51% Increase in Third Quarter Net Income

Fairfax, VA-FVCBankcorp, Inc. (NASDAQ:FVCB) (the “Company”) today reported third quarter 2018 earnings increased 51% from a year ago to $3.4 million, or $0.27 diluted earnings per share, compared to $2.2 million, or $0.19 diluted earnings per share, for the quarterly period ended September 30, 2018.  For the nine months ended September 30, 2018, earnings were $9.5 million, or $0.78 per diluted share, compared to $6.7 million, or $0.59 per diluted share, for the comparable nine month period of 2017.  Net income for the three and nine months ended September 30, 2018 include merger-related expenses of $274 thousand and $671 thousand, respectively, associated with the Company’s acquisition of Colombo Bank.  Excluding these merger-related expenses, net of tax, net income for the three and nine months ended September 30, 2018 would have been $3.6 million and $10.0 million, respectively.  Diluted earnings per share excluding merger-related expenses, net of tax, for the three and nine months ended September 30, 2018 was $0.29 and $0.82, respectively. Results for the three and nine month periods ended September 30, 2018 reflect the new lower federal statutory tax rate.

Return on average assets was 1.18% and return on average equity was 12.23% for the third quarter of 2018.  For the comparable September 30, 2017 period, return on average assets was 0.93% and return on average equity was 9.83%.  Excluding merger-related expenses, net of tax, return on average assets and return on average equity for the three months ended September 30, 2018 was 1.27% and 13.13%, respectively. For the nine months ended September 30, 2018, return on average assets and return on average equity was 1.15% and 12.09%, respectively. Excluding merger-related expenses, net of tax, return on average assets and return on average equity for the nine months ended September 30, 2018 was 1.22% and 12.81%, respectively.

Selected Highlights

•                  During the third quarter, the Company completed a successful initial public offering issuing 1,750,000 shares of common stock raising $31.7 million after offering expenses. This capital raise added approximately 247,000 shares to the Company’s weighted average common shares outstanding, diluting earnings per share for the quarter by $0.01.

•                  Total loans, net of deferred fees, increased $151.2 million, or 18%, from September 30, 2017 to September 30, 2018. Asset quality remains strong with nonperforming loans and loans past due 90 days or more as a percentage of total assets being 0.17% at September 30, 2018, compared to 0.31% at September 30, 2017.

•                  Total deposits increased $147.1 million, or 17%, from September 30, 2017 to September 30, 2018.  Excluding a decrease in wholesale deposits, deposits increased $182.1 million year-over-year, or 24%.

•                  Tangible book value per share at September 30, 2018 was $10.81, a 20% increase from $8.98 at September 30, 2017.

•                  Quarterly operating earnings, before taxes and merger-related expenses, increased 35% year-over-year.

•                  Efficiency ratio for the three months ended September 30, 2018 was 56.0%, and excluding merger-related expenses, was 53.4%.

“Third quarter 2018 earnings demonstrate our continued ability to attract new customer relationships as we completed our IPO and worked to complete our acquisition of Colombo Bank, which closed on October 12, 2018.  Our customer centric business model allowed the bank to increase core deposits by 24% year-over-year and our loan portfolio by 18% year-over-year.  We are delighted to welcome Colombo’s customers, shareholders, and employees to our bank.  With the system conversion behind us, our business development team and 11 full-service branch offices are ready to continue our core growth strategy while providing our high-touch customer service to new and existing customers of FVCbank,” stated David W. Pijor, Chairman and CEO.

Balance Sheet

Total assets increased to $1.18 billion compared to $997.8 million as of September 30, 2018 and 2017, respectively, an increase of $177.7 million, or 18%. Loans receivable, net of deferred fees, totaled $978.3 million as of September 30, 2018, compared to $827.1 million as of September 30, 2017, a year-over-year increase of $151.2 million, or 18%.

Total deposits increased to $994.0 million as of September 30, 2018 compared to $846.9 million as of September 30, 2017, an increase of $147.1 million, or 17%. Noninterest-bearing deposits increased 18% to $211.8 million at September 30, 2018, or 21% of total deposits, compared to $179.0 million at September 30, 2017. Noninterest-bearing deposits at September 30, 2018 decreased $72.6 million from June 30, 2018 as customers moved deposits to interest-bearing deposit products.  Core deposits, which include total deposits less wholesale deposits, increased $182.1 million or 24% year-over-year.  Wholesale deposits totaled $50.6 million, or 5% of total deposits at September 30, 2018, a decrease of $64.9 million from December 31, 2017 and a decrease of $26.7 million from June 30, 2018. The Company’s increase in core deposits is a result of several promotions in addition to the Company’s success in adding new customer relationships.

Income Statement

Net interest income totaled $9.9 million, an increase of $1.7 million, or 21%, for the quarter ended September 30, 2018, compared to the year ago quarter. The Company’s net interest margin was 3.54% and 3.47% for the quarters ended September 30, 2018 and 2017, respectively. On a linked quarter basis, the margin increased 4 basis points from 3.50% for the three months ended June 30, 2018, a result of increases in yields on earning assets and strong growth in core deposit mix offset by an increase in the cost of funds.

Noninterest income totaled $748 thousand and $353 thousand for the quarters ended September 30, 2018 and 2017, respectively.  Fee income from fees on loans, service charges on deposits, and other fee income was $638 thousand, an increase of 186% for the quarter ended September 30, 2018 compared to 2017.  Included in loan income are fees from interest rate swaps totaling $395 thousand for the third quarter of 2018.  The increase in deposit and other fee income is primarily due to initiatives the Company began during 2017 to enhance fee income through ancillary services designed to assist its clients’ financial needs.

Noninterest expense totaled $5.9 million for the quarter ended September 30, 2018, compared to $4.9 million for the same three-month period of 2017. The increase in noninterest expense year-over-year is primarily attributable to the Company strategically hiring business development officers and back office staff during 2017 to support the Company’s growth plans. As a result, salary and compensation related expenses increased $541 thousand, or 18%, for the quarter ended September 30, 2018, compared to the same three-month period of 2017. In addition, the Company recorded merger-related expenses of $274 thousand for the three months ended September 30, 2018 which contributed to the increase in noninterest expense for the quarter.  Professional fees increased slightly year-over-year as a result of implementation costs related to regulatory compliance over the Company’s internal control environment.  Increases in data processing and network administration, franchise taxes and other operating expenses for the quarter ended September 30, 2018 compared to the same three-month period of 2017 is primarily growth related. On a linked quarter basis, noninterest expense excluding merger-related expenses increased 5% from the three months ended June 30, 2018.  The efficiency ratio for the quarter ended September 30, 2018 was 56.0%, or 53.4% excluding merger-related expenses, a decrease from 57.1% from the year ago quarter.

Asset Quality

Asset quality remains strong as nonperforming loans and loans ninety days or more past due totaled $2.0 million, or 0.17% of total assets. Performing troubled debt restructurings (“TDR”) decreased to $267,000 at September 30, 2018, compared to $4.3 million at September 30, 2017. Nonperforming assets (including TDRs and other real estate owned) to total assets was 0.52% and 0.74% at September 30, 2018 and 2017, respectively.  The allowance for loan losses to total loans was 0.88% at September 30, 2018, reflecting the Company’s continued sound credit quality and stable economic environment.

About FVCBankcorp Inc.

FVCBankcorp, Inc. is the holding company for FVCbank, a wholly-owned subsidiary of FVCB which commenced operations in November 2007. FVCbank is a $1.17 billion Virginia-chartered community bank serving the banking needs of commercial businesses, nonprofit organizations, professional service entities, their owners and employees located in the greater Washington, D.C., metropolitan and Northern Virginia area. Subsequent to September 30, 2018, FVCbank completed the acquisition of Colombo Bank, with approximately $188.7 million in assets. Locally owned and managed, FVCbank is based in Fairfax, Virginia, and now has 11 full-service offices in Arlington, Ashburn, Fairfax, Manassas, Reston and Springfield, Virginia, Washington D.C., and Baltimore Bethesda, Rockville and Silver Spring, Maryland.

For more information on the Company’s 2018 selected financial information, please visit the Investor Relations page of FVCBankcorp Inc.’s website, www.fvcbank.com.

Caution about Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited, statements of goals, intentions, and expectations as to future trends, plans, events or results of the Company’s operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein.  These forward-looking statements are based on current beliefs that involve significant risks, uncertainties, and assumptions. Factors that could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements, include, but are not limited to, the risk factors previously disclosed in the “Risk Factors” section included in the Company’s prospectus filed with the Securities and Exchange Commission on September 17, 2018 pursuant to Rule 424(b)(4) under the Securities Act of 1933. Because of these uncertainties and the assumptions on which the forward-looking statements are based, actual operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.

###

FVCBankcorp, Inc.

Selected Financial Data

(Dollars in thousands, except share data and per share data)

					For the Three Months Ended ,
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		June 30,	December 31,
	(Unaudited)		(Unaudited)		(Unaudited)
	2018	2017	2018	2017	2018	2017
Selected Balances
Total assets	$1,175,437	$997,756			$1,139,449	$1,053,224
Total investment securities	116,931	122,877			122,644	121,150
Total loans, net of deferred fees	978,304	827,101			955,641	888,677
Allowance for loan losses	(8,576)	(7,271)			(8,298)	(7,725)
Total deposits	993,986	846,854			1,008,896	928,163
Subordinated debt	24,387	24,307			24,367	24,327
Other borrowings	15,000	27,600			—	—
Total stockholders’ equity	138,776	97,545			103,966	98,283
Summary Results of Operations
Interest income	$12,873	$10,311	$36,284	$29,501	$12,070	$10,801
Interest expense	2,995	2,141	8,287	5,845	2,714	2,350
Net interest income	9,878	8,170	27,997	23,656	9,356	8,451
Provision for loan losses	351	250	990	765	281	435
Net interest income after provision for loan losses	9,527	7,920	27,007	22,891	9,075	8,016
Noninterest income - loan fees, service charges and other	638	223	1,166	630	255	252
Noninterest income - bank owned life insurance	110	115	329	740	108	114
Noninterest income - gains on securities sold	—	15	—	134	—	30
Noninterest income - gains on foreclosure of other real estate owned	—	—	—	—	—	1,076
Noninterest expense	5,948	4,861	17,030	14,424	5,822	4,925
Income before taxes	4,327	3,412	11,472	9,971	3,616	4,563
Income tax expense	942	1,177	2,013	3,287	539	3,558
Net income	3,385	2,235	9,459	6,684	3,077	1,005
Per Share Data (2)
Net income, basic	$0.30	$0.21	$0.85	$0.65	$0.28	$0.09
Net income, diluted	$0.27	$0.19	$0.78	$0.60	$0.26	$0.08
Book value	$10.82	$8.98			$9.39	$9.04
Tangible Book value	$10.81	$8.98			$9.38	$9.03
Shares outstanding	12,831,040	10,856,704			11,076,266	10,868,984
Selected Ratios
Net interest margin (3)	3.54%	3.46%	3.48%	3.44%	3.50%	3.43%
Return on average assets (3)	1.18%	0.93%	1.15%	0.95%	1.13%	0.40%
Return on average equity (3)	12.23%	9.83%	12.09%	10.40%	12.02%	4.06%
Efficiency (1)	55.98%	57.13%	57.74%	57.64%	59.90%	55.86%
Loans, net of deferred fees, to total deposits	98.42%	97.67%			94.72%	95.75%
Noninterest-bearing deposits to total deposits	21.31%	21.14%			28.19%	18.90%
Reconciliation of Net Income (GAAP) to Operating Earnings (Non-GAAP) (4)
Net income (from above)	$3,385	$2,235	$9,459	$6,684	$3,077	$1,005
Add: Merger and acquisition expense	274	—	671	—	397	—
Subtract: provision for income taxes associated with merger and acquisition expense	(24)	—	(107)	—	(83)	—
NET INCOME, excluding above merger and acquisition charges	$3,635	$2,235	$10,023	$6,684	$3,391	$1,005
Net income, diluted, on an operating basis	$0.29	$0.19	$0.82	$0.60	$0.28	$0.08
Return on average assets (non-GAAP operating earnings)	1.27%	0.93%	1.22%	0.95%	1.24%	0.40%
Return on average equity (non-GAAP operating earnings)	13.13%	9.83%	12.81%	10.40%	13.25%	4.06%
Capital Ratios - Bank
Tangible common equity (to tangible assets)	11.80%	9.77%			9.12%	9.33%
Total capital (to risk weighted assets)	13.88%	13.68%			12.77%	12.83%
Common equity tier 1 capital (to risk weighted assets)	13.08%	12.89%			11.98%	12.05%
Tier 1 capital (to risk weighted assets)	13.08%	12.89%			11.98%	12.05%
Tier 1 leverage (to average assets)	12.32%	12.22%			11.58%	11.79%
Asset Quality
Nonperforming loans and loans 90+ past due	$2,021	$3,079			$938	$789
Performing troubled debt restructurings (TDRs)	267	4,348			1,600	1,657
Other real estate owned	3,866	—			3,866	3,866
Nonperforming loans and loans 90+ past due to total assets (excl. TDRs)	0.17%	0.31%			0.08%	0.07%
Nonperforming assets to total assets	0.50%	0.31%			0.42%	0.44%
Nonperforming assets (including TDRs) to total assets	0.52%	0.74%			0.56%	0.58%
Allowance for loan losses to loans	0.88%	0.88%			0.87%	0.87%
Allowance for loan losses to nonperforming loans	424.34%	236.15%			884.65%	979.09%
Net charge-offs (recovery)	$73	$(9)	$139	$(54)	$85	$(19)
Net charge-offs (recovery) to average loans (3)	0.03%	(0.00)%	0.01%	(0.01)%	0.04%	(0.01)%
Selected Average Balances
Total assets	$1,142,642	$964,418	$1,097,667	$936,624	$1,092,950	$1,013,070
Total earning assets	1,116,154	943,979	1,073,175	917,677	1,069,035	986,648
Total loans, net of deferred fees	959,992	811,901	928,190	789,704	930,133	851,123
Total deposits	1,002,079	838,328	960,964	805,406	958,304	878,482
Other Data
Noninterest-bearing deposits	$211,808	$178,989			$284,452	$175,446
Interest-bearing checking, savings and money market	485,319	349,804			396,667	379,101
Time deposits	246,272	232,526			250,492	258,127
Wholesale deposits	50,587	85,535			77,285	115,489

(1)  Efficiency ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income, excluding gains on sales of investment securities and other real estate owned.

(2) All per share data calculations have been retroactively adjusted for the five-for-four stock split declared September 2017.

(3) Annualized.

(4) Some of the financial measures discussed throughout the press release are “non-GAAP financial measures.” In accordance with SEC rules, the Company classifies a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP in our statements of income, balance sheets or statements of cash flows.

FVCBankcorp, Inc.

Summary Consolidated Statements of Condition

(Dollars in thousands)

(Unaudited)

			% Change			% Change
			Current			From
	9/30/2018	6/30/2018	Quarter	12/31/2017	9/30/2017	Year Ago

Cash and due from banks	$8,939	$6,309	41.7%	$7,428	$7,144	25.1%
Interest-bearing deposits at other financial institutions	46,396	30,734	51.0%	15,139	22,126	109.7%
Investment securities	113,131	118,844	-4.8%	117,712	118,270	-4.3%
Restricted stock, at cost	3,800	3,800	0.0%	3,438	4,607	-17.5%

Loans, net of fees:
Commercial real estate	592,083	572,039	3.5%	526,065	516,787	14.6%
Commercial and industrial	108,331	110,359	-1.8%	98,150	89,267	21.4%
Commercial construction	144,140	138,973	3.7%	123,444	100,583	43.3%
Consumer residential	107,207	106,747	0.4%	108,786	104,259	2.8%
Consumer nonresidential	26,543	27,523	-3.6%	32,232	16,205	63.8%
Total loans, net of fees	978,304	955,641	2.4%	888,677	827,101	18.3%
Allowance for loan losses	(8,576)	(8,298)	3.4%	(7,725)	(7,271)	17.9%
Loans, net	969,728	947,343	2.4%	880,952	819,830	18.3%

Premises and equipment, net	1,420	1,401	1.4%	1,236	1,254	13.2%
Bank owned life insurance (BOLI)	16,297	16,187	0.7%	15,969	15,854	2.8%
Other real estate owned	3,866	3,866	0.0%	3,866	—	100.0%
Other assets	11,860	10,965	8.2%	7,484	8,671	36.8%

Total Assets	$1,175,437	$1,139,449	3.2%	$1,053,224	$997,756	17.8%

Deposits:
Noninterest-bearing	$211,808	$284,452	-25.5%	$175,446	$178,989	18.3%
Interest-bearing checking	276,197	222,522	24.1%	185,528	182,458	51.4%
Savings and money market	209,122	174,145	20.1%	193,573	167,346	25.0%
Time deposits	246,272	250,492	-1.7%	258,127	232,526	5.9%
Wholesale deposits	50,587	77,285	-34.5%	115,489	85,535	-40.9%
Total deposits	993,986	1,008,896	-1.5%	928,163	846,854	17.4%

Other borrowed funds	15,000	—	100.0%	—	27,600	-45.7%
Subordinated notes, net of issuance costs	24,387	24,367	0.1%	24,327	24,307	0.3%
Other liabilities	3,288	2,220	48.1%	2,451	1,450	126.8%

Stockholders’ equity	138,776	103,966	33.5%	98,283	97,545	42.3%

Total Liabilities & Stockholders’ Equity	$1,175,437	$1,139,449	3.2%	$1,053,224	$997,756	17.8%

FVCBankcorp, Inc.

Summary Consolidated Income Statements

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended
			% Change		% Change
			Current		From
	9/30/2018	6/30/2018	Quarter	9/30/2017	Year Ago

Net interest income	$9,878	$9,356	5.6%	$8,170	20.9%
Provision for loan losses	351	281	24.9%	250	40.4%
Net interest income after provision for loan losses	9,527	9,075	5.0%	7,920	20.3%

Noninterest income:
Fees on Loans	411	4	10,175.0%	19	2,063.2%
Service charges on deposit accounts	158	152	3.9%	146	8.2%
Gains on sale of securities available-for-sale	—	—	0.0%	15	-100.0%
BOLI income	110	108	1.9%	115	-4.3%
Other fee income	69	99	-30.3%	58	19.0%
Total noninterest income	748	363	106.1%	353	111.9%

Noninterest expense:
Salaries and employee benefits	3,491	3,324	5.0%	2,950	18.3%
Occupancy and equipment expense	591	580	1.9%	559	5.7%
Data processing and network administration	321	285	12.6%	275	16.7%
State franchise taxes	296	296	0.0%	252	17.5%
Professional fees	147	132	11.4%	123	19.5%
Merger and acquisition expense	274	397	-31.0%	—	100.0%
Other operating expense	828	808	2.5%	702	17.9%
Total non-interest expense	5,948	5,822	2.2%	4,861	22.4%
Net income before income taxes	4,327	3,616	19.7%	3,412	26.8%
Income tax expense	942	539	74.8%	1,177	-20.0%
Net Income	$3,385	$3,077	10.0%	$2,235	51.5%

Earnings per share - basic	$0.30	$0.28	10.7%	$0.21	42.9%
Earnings per share - diluted	$0.27	$0.26	11.5%	$0.19	42.1%
Weighted-average common shares outstanding - basic	11,324,965	11,023,775	2.7%	10,479,282	8.1%
Weighted-average common shares outstanding - diluted	12,470,384	12,063,423	3.4%	11,584,218	7.6%

Reconciliation of Net Income (GAAP) to Operating Earnings (Non-GAAP):
GAAP net income reported above	$3,385	$3,077
Add: Merger and acquisition expense above	274	397
Subtract: provision for income taxes associated with merger and acquisition expense	(24)	(83)
NET INCOME, excluding above merger and acquisition charges	$3,635	$3,391
Earnings per share - basic (excluding merger and acquisition charges)	$0.32	$0.31
Earnings per share - diluted (excluding merger and acquisition charges)	$0.29	$0.28

Return on average assets (non-GAAP operating earnings)	1.27%	1.24%
Return on average equity (non-GAAP operating earnings)	13.13%	13.23%
Efficiency ratio (non-GAAP operating earnings)	53.40%	55.82%

FVCBankcorp, Inc.

Summary Consolidated Income Statements

(In thousands, except per share data)

(Unaudited)

	For the Nine Months Ended
			% Change
			From
	9/30/2018	9/30/2017	Year Ago

Net interest income	$27,997	$23,656	18.4%
Provision for loan losses	990	765	29.4%
Net interest income after provision for loan losses	27,007	22,891	18.0%

Noninterest income:
Fees on Loans	473	46	928.3%
Service charges on deposit accounts	452	402	12.4%
Gains on sale of securities available-for-sale	—	134	-100.0%
BOLI income	329	740	-55.5%
Other fee income	241	182	32.4%
Total noninterest income	1,495	1,504	-0.6%

Noninterest expense:
Salaries and employee benefits	10,000	8,798	13.7%
Occupancy and equipment expense	1,743	1,672	4.2%
Data processing and network administration	886	772	14.8%
State franchise taxes	888	787	12.8%
Professional fees	434	352	23.3%
Merger and acquisition expense	671	—	100.0%
Other operating expense	2,408	2,043	17.9%
Total non-interest expense	17,030	14,424	18.1%
Net income before income taxes	11,472	9,971	15.1%
Income tax expense	2,013	3,287	-38.8%
Net income	$9,459	$6,684	41.5%

Earnings per share - basic	$0.85	$0.65	30.8%
Earnings per share - diluted	$0.78	$0.60	30.0%
Weighted-average common shares outstanding - basic	11,094,353	10,288,055	7.8%
Weighted-average common shares outstanding - diluted	12,195,620	11,231,897	8.6%

Reconciliation of Net Income (GAAP) to Operating Earnings (Non-GAAP):
GAAP net income reported above	$9,459
Add: Merger and acquisition expense above	671
Subtract: provision for income taxes associated with merger and acquisition expense	(107)
NET INCOME, excluding above merger and acquisition charges	$10,023
Earnings per share - basic (excluding merger and acquisition charges)	$0.90
Earnings per share - diluted (excluding merger and acquisition charges)	$0.82

Return on average assets (non-GAAP operating earnings)	1.22%
Return on average equity (non-GAAP operating earnings)	12.81%
Efficiency ratio (non-GAAP operating earnings)	55.47%

FVCBankcorp, Inc.

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended
	9/30/2018		6/30/2018		9/30/2017
	Average	Average	Average	Average	Average	Average
	Balance	Yield	Balance	Yield	Balance	Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial real estate	$575,738	4.72%	$564,251	4.59%	$514,043	4.73%
Commercial and industrial	110,241	5.81%	105,175	5.65%	85,915	5.14%
Commercial construction	140,213	5.39%	123,262	5.32%	91,445	4.87%
Consumer residential	106,922	4.72%	108,451	4.51%	103,876	4.44%
Consumer nonresidential	26,878	6.50%	28,994	6.40%	16,622	3.94%
Total loans	959,992	4.99%	930,133	4.86%	811,901	4.73%

Investment securities (2)(3)	120,174	2.45%	123,488	2.43%	119,301	2.31%
Interest-bearing deposits at other financial institutions	35,988	1.82%	15,414	0.83%	12,777	0.71%
Total interest-earning assets	1,116,154	4.62%	1,069,035	4.52%	943,979	4.37%

Non-interest earning assets:
Cash and due from banks	2,386		2,348		1,937
Premises and equipment, net	1,416		1,394		1,337
Accrued interest and other assets	31,107		28,361		24,290
Allowance for loan losses	(8,421)		(8,188)		(7,125)

Total Assets	$1,142,642		$1,092,950		$964,418

Interest-bearing liabilities:
Interest checking	$251,299	1.10%	$195,130	1.00%	$195,721	0.85%
Savings and money market	190,176	1.18%	194,327	1.03%	157,448	0.76%
Time deposits	249,508	1.62%	249,664	1.47%	228,588	1.34%
Wholesale deposits	65,354	1.84%	91,028	1.70%	81,465	1.09%
Total interest-bearing deposits	756,337	1.36%	730,149	1.26%	663,222	1.03%

Other borrowed funds	2,799	2.25%	6,627	2.00%	8,083	1.43%
Subordinated notes, net of issuance costs	24,374	6.43%	24,354	6.51%	24,294	6.45%
Total interest-bearing liabilities	783,510	1.52%	761,130	1.43%	695,599	1.23%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	245,742		228,155		175,106
Other liabilities	2,662		1,132		2,765

Stockholders’ equity	110,728		102,533		90,948

Total Liabilities and Stockholders’ Equity	$1,142,642		$1,092,950		$964,418

Net Interest Margin (2)		3.54%		3.50%		3.46%

(1)                   Non-accrual loans are included in average balances.

(2)                   The average yields for investment securities are reported on a fully taxable-equivalent basis at a rate of 21% for 2018 and 34.5% for 2017.

(3)                   The average balances for investment securities includes restricted stock.

FVCBankcorp, Inc.

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

(Dollars in thousands)

(Unaudited)

	For the Nine Months Ended
	9/30/2018		9/30/2017
	Average	Average	Average	Average
	Balance	Yield	Balance	Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial real estate	$559,578	4.65%	$493,392	4.65%
Commercial and industrial	103,395	5.55%	92,127	4.89%
Commercial construction	128,618	5.19%	81,382	4.97%
Consumer residential	108,056	4.52%	105,219	4.22%
Consumer nonresidential	28,543	6.37%	17,584	3.82%
Total loans	928,190	4.86%	789,704	4.63%

Investment securities (2)(3)	122,164	2.42%	116,267	2.34%
Interest-bearing deposits at other financial institutions	22,821	1.42%	11,706	0.57%
Total interest-earning assets	1,073,175	4.51%	917,677	4.29%

Non-interest earning assets:
Cash and due from banks	2,422		1,837
Premises and equipment, net	1,347		1,414
Accrued interest and other assets	28,871		22,543
Allowance for loan losses	(8,148)		(6,847)

Total Assets	$1,097,667		$936,624

Interest-bearing liabilities:
Interest checking	$211,461	1.00%	$207,969	0.80%
Savings and money market	188,560	1.06%	156,275	0.68%
Time deposits	252,130	1.50%	200,576	1.28%
Wholesale deposits	92,432	1.61%	73,324	0.98%
Total interest-bearing deposits	744,583	1.26%	638,144	0.94%

Other borrowed funds	5,897	1.91%	19,017	1.13%
Subordinated notes, net of issuance costs	24,354	6.51%	24,274	6.53%
Total interest-bearing liabilities	774,834	1.43%	681,435	1.15%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	216,381		167,262
Other liabilities	2,105		2,250

Stockholders’ equity	104,347		85,677

Total Liabilities and Stockholders’ Equity	$1,097,667		$936,624

Net Interest Margin (2)		3.48%		3.44%

(1)	Non-accrual loans are included in average balances.
(2)	The average yields for investment securities are reported on a fully taxable-equivalent basis at a rate of 21% for 2018 and 34.5% for 2017.
(3)	The average balances for investment securities includes restricted stock.